NETWORK PROGRAM SUPPLY AGREEMENT This Network Program Supply Agreement (this “Agreement”), dated as of April 17, 2024, is made by and among MediaCo Operations LLC, a Delaware limited liability company (“Network”), Estrella Media, Inc., a Delaware corporation (“Affiliate Parent”), which, through its subsidiaries (listed on the signature pages to this Agreement as either an “Affiliate Subsidiary” or a “LicenseCo Subsidiary”; Affiliate Parent, together with each Affiliate Subsidiary and LicenseCo Subsidiary, collectively, “Affiliate”), is licensed by the Federal Communications Commission (the “FCC”) to operate the radio broadcast stations listed in Exhibit A hereto (each a “Station” and, collectively, the “Stations”). In consideration of the mutual covenants, conditions and obligations set forth below, the parties, intending to be legally bound, agree as follows: 1. Network Programming: Subject to the terms and conditions of this Agreement, Affiliate has determined that the public interest, convenience and necessity would be served by the Stations’ transmission of programs and other material made available to the Stations by Network (“Network Programming”) for distribution on the Stations’ broadcast channels. 2. Program License: Subject to the terms of this Agreement, Network grants Affiliate, and Affiliate accepts from Network, a limited, non-exclusive license for the Stations to broadcast Network Programming as described under the column entitled “Network Programming by Stream” set forth on Exhibit A for each Station, for the hours and at the times set forth in Exhibit B. Nothing in this Agreement shall prevent Network from offering Network Programming for carriage by direct broadcast satellite service, Internet streaming, or other technology at any location. Network may offer Network Programming via fiber, satellite or any other means of delivery, as determined by Network, to any other distribution services regardless of technology at any location. Affiliate’s acceptance of the license granted by Network under this Agreement constitutes its agreement to broadcast Network Programming in accordance with the terms of the license and this Agreement. Affiliate agrees that it is the essence of this Agreement that it shall broadcast the Network Programming supplied to each Station in its entirety over such Station’s facilities, subject to FCC rules, regulations and policies and Section 19 of this Agreement. 3. Preemptions: Except where agreed to in writing by Network in advance, Affiliate agrees to full, in pattern clearance of all Network Programming, subject only to preemptions in accordance with FCC rules, regulations and policies and Section 19 of this Agreement. The Affiliate Subsidiaries shall reimburse Network for lost network gross ad revenue for any non- clearances by Affiliate, except for those preemptions done in accordance with the preceding sentence. 4. Transmission: Affiliate shall cause each Station to transmit its respective Network Programming, including all advertising and promotional content therein, from such Station’s originating transmitter and antenna for free over-the-air broadcasting without any editing, delay, addition, alteration or deletion, including without limitation, all network identifications, and all enhanced or interactive content and advertisements. Subject to Section 19, each Station shall broadcast each Network program from the commencement of Network origination until the completion of the program, including but not limited to credits (if any). Upon reasonable request

2 by Network, Affiliate shall submit to Network using forms to be provided by Network and at times to be specified by Network, certified reports confirming a Station’s broadcast of the Network Programming and the commercials and other content and data contained therein. Each Station shall carry the Network Programming on its primary channel as set forth in Exhibit A. Each Station will include with the Network Programming transmitted all “program-related material” without alteration and as approved by Network. As used in this paragraph, “program-related material” shall mean (i) program identification codes, (ii) program ratings information, (iii) Nielsen data, (iv) any data conveyed by embedded audio watermarks, (v) programming, data and other enhancements which are related to the programming and network advertisements provided to the Station, (vi) such other material as specified by Network in its reasonable judgment, (vii) other material as may be provided by Network that is necessary to provide the Network Programming, (viii) information and material directly associated with specific network commercial advertisements contained in the Network programs included in the Network Programming, and (xiii) information and material designed to promote the Network Programming. 5. Usage and Retransmission: No Station shall authorize, cause, or permit, without Network’s prior written consent, any programming or other material furnished to such Station hereunder to be recorded, duplicated, rebroadcast or otherwise transmitted (including by Internet streaming) or used for any purpose other than broadcasting by such Station as provided herein. This Agreement conveys no license or sublicense in or to the copyrights of Network Programming. 6. Programming Rights: (a) Limitation of Rights. Affiliate shall not, without Network’s prior written consent, (i) authorize the transmission of all or any portion of the Network Programming into a place where admission is charged or where the reception of the transmission is made subject to the payment of a fee; or (ii) relay the telecast of all or any portion of the Network Programming to any other party. (b) Advertising Inventory. Included within the Network Programming is advertising sold on Network’s behalf (“Network Availabilities”), with all proceeds thereof retained by the Network for its own account. The Network Programming shall also contain availabilities for each Station (“Station Availabilities”), the proceeds of which are for the account of such Station and shall be held at all times by the applicable Affiliate Subsidiary. The time allocated to Station Availabilities shall be consistent with past practice, as may be adjusted by the Network from time to time. Affiliate shall have the right to use the Station Availabilities for the insertion of advertising sold on a Station’s behalf, and no Station shall insert Station advertising into the Network Availabilities or otherwise modify, substitute or delete the content inserted by Network into the Network Availabilities, including promotional spots. (c) Unauthorized Copying. Affiliate shall not cause, authorize, or permit or enable others to cause, authorize or permit the duplication or recording of all or any portion of the Network Programming over the facilities of any other broadcast station, or by any other facility, device, medium, or method not expressly authorized hereunder, including the Internet or any other technology now known or hereafter devised by which audio service may be delivered; provided, however, that this provision shall not preclude rebroadcast of a Station’s signal by an FM translator or booster station or digital repeater owned or operated, and licensed by the FCC, to Affiliate which is located in such Station’s Nielsen Radio Metro Market (“Metro”).

3 Notwithstanding the foregoing, in the event that the signal emanating from any of a Station’s translators, boosters or digital repeaters is received and rebroadcast in a community outside a Station’s Metro, Network shall have the right, at any time, to rescind Affiliate’s right to rebroadcast the Network Programming on such translators, boosters and digital repeaters. Affiliate shall take all reasonable precautions to prevent any such recording, copying or duplicating. (d) Programming Changes. The selection, scheduling, substitution, cancellation and withdrawal of any Network Programming or portion thereof shall at all times remain within the sole discretion and control of Network. Network reserves the right to obtain programming from any source whatsoever, including but not limited to obtaining all or a portion of the Network Programming from one or more program suppliers. Network shall have the right, in its sole discretion, to (i) modify, cancel or replace any Network program, (ii) change the day or time period during which any Network program is scheduled to be broadcast, or (iii) make any other changes to the Network schedule; provided that Network shall not make any fundamental change in the format or target demographics of a Network Programming stream without written notice to and prior written consent by Affiliate. (e) Non-Network Programs. Network retains the right, within its sole discretion, to produce and/or to distribute, by means other than the Network, programming of every nature and kind to any other station or medium on any terms whatsoever. (f) Additional Network Rights. Subject to the proviso of Section 6(d), nothing in this Agreement shall preclude Network from taking any action not specifically prohibited herein, including, but not limited to: (i) establishing new networks, including but not limited to, television or audio broadcasting networks and cable programming networks, (ii) affiliating the Network with any international network on terms and conditions determined solely by Network, (iii) transferring Network program(s) to any other programming service, whether established by Network or any other entity, (iv) repurposing any Network program(s), including sharing them with, or authorizing their transmission in whole or in any part at any time on or by, any other cable, satellite, broadcast or other program service or station, whether or not commonly owned by or with Network, or (v) using such Network programs or program material for any other purpose. (g) Copyright and Trademark. All rights in and to the Network Programming not specifically granted to Affiliate herein are reserved to Network for its exclusive use. All right, title and interest in and to the Network programs and other content remain the property of Network, subject only to Affiliate’s right to broadcast the Network Programming in accordance with this Agreement. Network hereby licenses Affiliate to use the trade and service marks listed in Exhibit C, as such list may be modified in writing by Network from time to time (collectively, the “Marks”), in connection with the performance of Affiliate’s obligations under this Agreement, subject to the following conditions: (i) Affiliate shall at all times use the Marks in a manner that is of the quality and standards approved by Network; (ii) Affiliate agrees that it will not use the Marks in a manner that might tend to reflect negatively on the Marks and/or the Network Programming;

4 (iii) Affiliate agrees that this Agreement does not give Affiliate any right, title, or interest in the Marks, that the Marks are the sole property of Network and that any use of the Marks by Affiliate shall inure solely to the benefit of Network. Affiliate agrees that it will not register or seek to register the Marks or a trademark, trade name or service mark that is confusingly similar to the Marks as a trademark, service mark or trade name in either the United States Patent and Trademark Office or any state or foreign country. Affiliate shall not register a Uniform Resource Locator (URL) or other web name using the word “Estrella” or any variation thereof. Affiliate will use appropriate notification of the trademark rights or registration on all visual displays of the Marks, including use of the encircled “R” symbol (“®”) and/or the letters TM or SM, as appropriate, in conjunction with the use of the Marks; (iv) Affiliate shall notify Network promptly of any infringement of Network’s rights in the Marks, including, but not limited to, Network’s copyright and trademark rights, that comes to the attention of Affiliate. Affiliate shall reasonably cooperate, at Network’s expense, with Network’s efforts to stop any such infringement; and (v) Affiliate agrees that this Agreement does not give Affiliate any right, title or interest in any marks included in programming purchased by Network and that any use of such marks shall be subject to the prior approval of Network and, in any event, in full compliance with the limitations established from time to time by Network, including as needed to comply with Network’s agreements with such programmers. 7. Program Delivery: Network will deliver the Network Programming by means chosen by the Network in its sole discretion and Affiliate shall take all necessary actions to receive such programming for use in accordance with the terms and conditions of this Agreement. Affiliate shall be obligated to process and broadcast the Network Programming over each Station’s facilities in accordance with this Agreement and shall acquire ownership of or access to, and maintain at all times, at the Affiliate Subsidiaries’ expense, any equipment which may be reasonably necessary to receive, distribute, decompress or decode the signal for the Network Programming. Network shall have the right in its sole discretion to change the method of delivery and shall give Affiliate written notice of any change in delivery method. In the event of emergency circumstances requiring an immediate change to the delivery method (e.g., the failure of a satellite or the Internet), Network will provide notice to Affiliate as promptly as commercially practicable. All costs and expenses of transmitting the Network Programming by satellite or other method, including the maintenance of a network operations center, satellite transmission facilities and satellite transponder time, shall be borne by Network. To the extent requested by Affiliate and where commercially practicable for Network to provide such services/facilities, Network agrees to negotiate in good faith a Facilities and Services Agreement (“Facilities Agreement”) to provide any services/facilities needed by Affiliate to perform its obligations hereunder. 8. Network Programming Fee: As consideration for the Network Programming and the Station Availabilities provided by Network therein, the Affiliate Subsidiaries shall, jointly and severally, pay (and Affiliate Parent shall cause the Affiliate Subsidiaries to pay) to Network the Network Programming Fee as set forth in Exhibit D.

5 9. Term and Termination: (a) Unless earlier terminated in accordance with its provisions, the term of this Agreement shall be seven (7) years (the “Initial Term”) from the date first above written. Upon expiration of the Initial Term, this Agreement will renew automatically for a renewal term of an additional seven (7) years (the “Renewal Term”) unless the parties mutually agree otherwise in writing at least one hundred and eighty (180) days prior to expiration of the Initial Term, in which case this Agreement will terminate effective upon expiration of the Initial Term. The Initial Term and any Renewal Term are referred to collectively herein as the “Term.” (b) Notwithstanding any other provision of this Agreement or any other agreement, upon expiration or termination of this Agreement, the consent granted to Affiliate to broadcast the Network Programming on the Stations or to utilize Network services or facilities shall be deemed immediately withdrawn and Affiliate shall have no further rights thereto. All payment obligations relating to the period prior to expiration or termination of this Agreement shall survive such expiration or termination. (c) This Agreement may also be terminated pursuant to Sections 12, 13, and 16 hereof. (d) Sections 9(b) and (d), 15, 18, and 20, as well as Exhibit D, shall survive the expiration or termination of this Agreement. 10. Promotion and Station Identification: (a) Promotion. Network and Affiliate will promote the broadcast of the Network Programming in a cooperative manner. Affiliate agrees to consider and, to the extent it deems consistent with the public interest, convenience and necessity, follow guidelines established by Network with respect to the promotion of the Network Programming in each Station’s service area. Throughout the Term of this Agreement, Network will make available to Affiliate such promotional materials as Network and Affiliate mutually deem appropriate. Network may, from time to time, undertake marketing tests and surveys, rating polls and other research in connection with the Network Programming. Affiliate will cooperate, and will cause each Station to cooperate, in such research by rendering such assistance as Network may reasonably request and which Affiliate and such Station can reasonably provide. (b) Station Identification. During the Term of this Agreement, Affiliate shall identify each Station as currently branded or by such other or additional name(s) as Network may subsequently designate in writing, in all Station identifications broadcast and in all other promotional material distributed by Affiliate or under Affiliate’s control with respect to such Station. Such identification may be preceded or followed by such Station’s call letters, community of license and frequency. During the Term, Affiliate shall identify each Station to all ratings services, including, but not limited to, Nielsen Media Research, as being the primary Network affiliate in the community to which such Station is licensed. 11. Failure of Performance Due to Force Majeure: Neither Network nor Affiliate shall incur any liability hereunder because of Network’s failure to deliver or a Station’s failure to broadcast the Network Programming due to acts of God, non-delivery by program suppliers, legal

6 enactment, labor disputes, satellite transmission issues, or other causes beyond the reasonable control of Network or Affiliate (“Force Majeure Event”), provided that the affected party takes commercially reasonable steps to promptly address the matter. 12. Changes in Station Facilities: In the event that the location of any Station’s antenna, or any Station’s power, frequency, channel mapping, bandwidth allocation, programming format, or other operating parameters are materially changed at any time during the Term so that such Station is of materially less value to the Network than at the date of this Agreement, then the Network will have the right to terminate this Agreement with regard to such Station upon thirty days' prior written notice to Affiliate. Affiliate will notify the Network immediately in writing if application is made to the FCC to modify permanently in a material manner the transmitter location, power or frequency of any Station. If at any time during the Term a Station is off the air, or operating at less than fifty percent of its licensed power, for a period of seventy-two hours or longer, Affiliate must immediately notify the Network. The Network may also terminate this Agreement with respect to a Station upon thirty days' prior written notice in the event that such Station is off the air for a period exceeding thirty days or if it is operating at less than fifty percent of its full licensed power for a period exceeding 120 days. 13. Transfer or Assignment: The rights and obligations of Network and Affiliate under this Agreement shall be binding upon their respective assignees, transferees or successors in interest. This Agreement shall not be assigned or transferred (whether directly or indirectly, or by a transfer of control or otherwise), in whole or in part, by Affiliate Parent, an Affiliate Subsidiary or a LicenseCo Subsidiary (each, an “Affiliate Party”) without the prior written consent of Network, in the sole discretion of Network, and any permitted assignment shall not relieve an Affiliate Party of its obligations hereunder. Any purported assignment by an Affiliate Party without such consent shall be null and void and not enforceable against Network and shall be considered a default by such Affiliate Party under this Agreement. Affiliate shall immediately notify Network in writing if any application is made to the FCC pertaining to an assignment or a transfer of control of an Affiliate Party’s license for a Station or any interest therein, except for “short form” assignments or transfers of control made pursuant to Section 73.3540(f) of the FCC’s rules which do not affect the applicability of this Agreement to the applicable Station or Stations (“Short Form Transfers”). For purposes of this Section 13, a “transfer of control” shall include an Affiliate Party’s relinquishment or return of a Station’s FCC licenses to the government. Network shall have the right to terminate this Agreement, effective upon 30 days’ written notice to Affiliate after notification of any such application (or at any time after it becomes aware of the filing of such application) to which Network did not grant consent as set forth above, regardless as to whether the proposed assignee or transferee agrees to assume such Affiliate Party’s obligations hereunder. Each Affiliate Party agrees that, upon Network’s request, such Affiliate Party shall procure and deliver to Network, in form reasonably satisfactory to Network, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of a Station’s authorization, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind. If Affiliate fails to notify Network of the proposed assignment or transfer of control of a Station’s authorization (except for Short Form Transfers), or fails to procure the agreement of the proposed assignee or transferee in accordance with this Section 13, then such failure shall be deemed a material breach of this Agreement. Without limitation to any other provision of this Agreement or to any of Network’s

7 rights or remedies, if, without Network’s prior written consent, an Affiliate Party enters into any “local marketing agreement”, “time brokerage agreement,” “services agreement,” or similar arrangement or agreement pertaining to a Station’s programming, advertising or operations, or for the use (by lease or otherwise) by any party other than Affiliate of any portion of a Station’s broadcast time (or a Station otherwise becomes subject to any such agreement or arrangement), Network, in addition to all other remedies available at law or in equity, will have the right at any time to terminate this Agreement on 30 days’ written notice to Affiliate. 14. Authorizations: Affiliate holds all FCC licenses and other authorizations required to operate each Station in accordance with its station class and as it is currently being operated and shall maintain all such licenses and authorizations as are necessary to such Station’s operations, including all licenses issued by the FCC and performing rights licenses as now are or hereafter may be in general use by radio broadcasting stations and necessary for such Station’s broadcast of Network Programming. Each Station shall comply in all material respects with all governmental laws, rules, regulations, and policies, including, without limitation, the Communications Act of 1934, as amended (the “Act”), and the rules, regulations and policies of the FCC. The programming provided by Network will contain music (i) in the public domain, (ii) cleared at the source by Network or (iii) in the repertory of ASCAP, SESAC, BMI or GMR. Notwithstanding any other provision of this Agreement, Network does not represent or warrant that Affiliate may exercise the performing rights to such music without paying a performing rights royalty or license fee. 15. Warranties and Indemnification: (a) Network Warranties. Network warrants that it has the full right, power and authority to authorize the Stations to broadcast the Network Programming as provided herein. Network further warrants that the Network Programming as provided by Network (except as may be caused by any additions, deletions, or modifications by Affiliate or others) does not infringe any other material, or violate or infringe any common law or statutory rights of any party including, without limitation, contractual rights, copyrights, trademarks and privacy rights. Network warrants that it is fully authorized to enter into and fully perform this Agreement and that it has no obligations or commitments as of the date hereof, except as set forth in this Agreement, that would materially interfere or conflict with the performance of its obligations pursuant to this Agreement. Notwithstanding any other provision of this Agreement, Affiliate’s sole recourse for breach of a warranty given hereunder shall be to seek monetary indemnification pursuant to the procedures of Section 15(c) below for actual and direct damages incurred as a result of any failure of Network to comply with the warranties set forth in this Section 15(a), and Affiliate shall have no right to seek specific performance, termination of this Agreement, or any other form of relief or damages in law or equity with respect thereto. (b) Affiliate Warranties and Covenants. Each Affiliate Party warrants and covenants that (i) Affiliate (through one or more Affiliate Subsidiaries and LicenseCo Subsidiaries) holds, and during the Term will hold, all licenses and authorizations issued by the FCC and other governmental licenses and authorizations to fully perform this Agreement, and (ii) subject to Network’s performance of its obligations under any Facilities Agreement, Affiliate (through one or more Affiliate Subsidiaries and LicenseCo Subsidiaries) owns or leases and during the Term will continue to own or lease all other assets, necessary for the operation of each Station and the

8 conduct of each Station’s business as currently conducted. Affiliate covenants that it will operate the Stations in compliance in all material respects with the rules, regulations and policies of the FCC and the Act. Each Affiliate Party warrants that it is fully authorized to enter into and fully perform this Agreement, that it has no obligations or commitments as of the date hereof, except as set forth in this Agreement, that would materially interfere or conflict with the performance of its obligations pursuant to this Agreement and that it shall not enter into any such commitments during the Term of this Agreement. Each Affiliate Party warrants that any programming or commercial advertisements that are broadcast on a Station which are not provided by Network shall meet all reasonable standards established by Network. (c) Indemnification. Network agrees to indemnify, defend and hold harmless Affiliate and its Related Companies (as defined below), and their respective officers, directors, stockholders, agents and employees, from all third-party claims, liabilities, costs (including reasonable attorneys’ fees) and expenses resulting from the broadcast, pursuant to the terms of this Agreement, of Network Programming as furnished by Network, without any deletions, additions or modifications by Affiliate, but solely to the extent that such third-party claims, damages, liabilities, costs and expenses result from enforcement actions of the FCC or any other governmental entity relating to the Network Programming, are based upon alleged libel, slander, defamation, invasion of the right of privacy, or violation or infringement of copyright or literary or dramatic rights or any action for invasion of the rights of privacy or publicity, or arise out of the breach by Network of any of the warranties contained in subsection (a) of this Section 15 or the failure by Network to perform any of its covenants or obligations required of it herein. Affiliate and its Related Companies, jointly and severally, agree to indemnify, defend and hold harmless Network and its Related Companies, and their respective officers, directors, stockholders, agents and employees, from and against any and all third-party claims, liabilities, costs (including reasonable attorneys’ fees) and expenses arising out of the failure by Affiliate or any Station to perform any of its covenants or obligations required of it hereunder relating to the distribution of the Network Programming, including without limitation such claims, damages, costs and expenses that are based upon or arise from (1) any deletions, additions, or modifications to the Network Programming made by Affiliate or its employees, officers or agents; (2) commercials or other insertions made by Affiliate or its employees, officers or agents; or (3) the breach by Affiliate of any of the warranties contained in subsection (b) of this Section 15. The party entitled to indemnification hereunder will promptly notify the other party in writing of any such action and will control the resolution of such action; provided, that the indemnifying party shall be permitted to participate in the resolution of the action at its own cost and expense. The settlement of any such claim or action without the prior written consent of the indemnifying party will release the indemnifying party from any obligation with respect to the settled claim or action. For purposes hereof, the term “Related Companies” means any person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, where “control” means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise. 16. Default: In the event Affiliate has made any material misrepresentation herein or defaults in its performance of any material obligation hereunder, or is in material breach of any of its representations, warranties or covenants herein, and if such misrepresentation, default, failure

9 or breach continues for a period of thirty (30) days after receipt of written notice given by Network, then Network, if not then in default of any material obligation hereunder, may terminate this Agreement upon written notice to Affiliate, and the Network will have all remedies available in equity or law. In the event Network has made any material misrepresentation herein or defaults in its performance of any material obligation hereunder, or is in material breach of any of its representations, warranties or covenants herein, and if such misrepresentation, default, failure or breach continues for a period of thirty (30) days after receipt of written notice to Network, then one or more Affiliate Subsidiaries may seek monetary indemnification for actual and direct damages incurred as a result of such misrepresentation or default as set forth in Section 15(c) hereto, but, for so long as Network continues to provide Network Programming to the Station, neither Affiliate Parent nor any Affiliate Subsidiary or LicenseCo Subsidiary shall have the right to seek specific performance, termination of this Agreement, or any other form of relief or damages in law or equity with respect thereto. 17. Specific Performance: The parties recognize that in the event either party should refuse to perform under the provisions of this Agreement, the non-breaching party would be irreparably damaged and monetary damages alone would not be adequate to compensate the non- breaching party. In such event, except as provided in Section 16 hereof and to the extent consistent with FCC rules, regulations, policies and precedent, the parties agree that the non-breaching party shall be entitled to injunctive or equitable relief, including, without limitation, specific performance of any and all terms of this Agreement. In the event of any action to enforce specific performance under this Agreement, the non-performing party hereby waives the defense that there is an adequate remedy at law, its right to require the non-breaching party to post a bond, and its rights, if any, to a jury trial, and the prevailing party shall be entitled to reasonable attorney’s fees and court costs. 18. Confidentiality: Affiliate agrees to keep the terms and conditions of this Agreement and any related amendments or agreements between the parties strictly confidential except as may be required by law, in which case Affiliate shall notify Network of such proposed disclosure as soon as possible and redact the terms of such documents to the fullest extent possible. The parties may disclose the existence of this Agreement, but except as provided above, shall not disclose the Agreement or any of its terms to any third party except to such party’s accountants, auditors, agents, legal counsel and Related Companies on a need to know basis. 19. Affiliate Discretion: (a) Affiliate acknowledges that it is familiar with the type of Network Programming the Network will supply to the Stations and has determined that the broadcast of such programming on the Stations would serve the public interest. However, nothing in this Agreement shall be construed to prevent or hinder Affiliate, pursuant to its rights under Section 73.658(e) of the FCC’s rules and its obligations as FCC licensee of the Stations, from (i) rejecting or refusing any portion of the Network Programming which Affiliate reasonably believes to be unsatisfactory or unsuitable or contrary to the public interest, or (ii) substituting a program on a temporary basis which, in Affiliate’s reasonable opinion, is of greater local or national importance. In the event Affiliate intends to reject, refuse, substitute or cancel any Network content, Affiliate shall endeavor to provide Network with at least forty-eight (48) hours’ prior written notice, including the reasons

10 therefor, and thereafter cooperate with Network regarding the provision of replacement programming by Network where feasible. (b) Affiliate confirms that no Network Programming shall be deemed to be unsatisfactory, unsuitable or contrary to the public interest based on programming performance or ratings, advertiser reactions or the availability of alternative programming (including but not limited to sporting events, movies, program length commercials and infomercials) which Affiliate believes to be more profitable. (c) In the event Affiliate preempts or otherwise fails to broadcast any portion of the Network Programming on the dates and at the times scheduled by Network, and such preemption or failure is not pursuant to either a legitimate exercise of Section 73.658(e) of the FCC’s rules or a Force Majeure Event, then without limiting any other rights or remedies of Network under this Agreement or otherwise, the applicable Affiliate Subsidiary shall pay to Network an amount equivalent to Network’s loss of gross revenues attributable to a Station’s failure to broadcast such Network Programming in the Station’s Metro, which payment is hereby acknowledged and agreed by the parties hereto to be a reimbursement of the cost to Network of such preemption and not a penalty. Notwithstanding anything to the contrary expressed or implied herein, the parties acknowledge that Affiliate has the ultimate responsibility to determine the suitability of the subject matter of program content, including commercial, promotional or public service announcements, and to determine which programming is of greater local or national importance, consistent with 47 C.F.R. Section 73.658(e). (d) In the event Affiliate preempts or otherwise fails to broadcast any portion of the Network Programming on a Station or notifies Network of its intention to do so, Network may elect to: (a) offer such Station an alternative time period for broadcast of the omitted Network program (including the commercial announcements contained therein and any replacements thereof), or (b) if such Station fails to agree to such alternative broadcast, or Network declines to offer such an alternative time period for broadcast, then in addition to all other remedies available to it, Network shall have the right to license the broadcast rights to the omitted portion of the Network Programming to any other distribution outlet for distribution in such Station’s Metro. 20. Miscellaneous: (a) If one or more provisions of this Agreement or the application thereof to any person or circumstances shall be held to violate any law or regulation, including, without limitation, any rule or policy of the FCC, or shall be held to be invalid or unenforceable to any extent (a “Conflicting Provision”), the Conflicting Provision shall have no further force or effect, but the remainder of this Agreement and the application of the Conflicting Provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, except that, if any such violation, invalidity or unenforceability should change the basic economic positions of one or both parties, the parties shall negotiate in good faith to amend, modify or otherwise reform this Agreement (or portion thereof) to comply with law and preserve or restore, as the case may be, the rights and benefits, including economic benefits, contemplated by this Agreement or otherwise provide to the parties hereto rights and benefits substantially similar to those contemplated by this Agreement.

11 (b) This Agreement and all collateral matters shall be governed and construed under the laws of the State of Delaware (without regard to the choice of law provisions thereof), subject to applicable provisions of the Act and the rules, regulations and policies of the FCC. With respect to any action, suit, litigation or other proceeding arising directly or indirectly out of or otherwise relating to this Agreement (a “Proceeding”), each of Network and Affiliate (i) irrevocably and unconditionally submits and consents to the exclusive jurisdiction of: (A) the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the Complex Commercial Division of the Superior Court of the State of Delaware or (B) in the event that a Proceeding involves claims exclusively within the jurisdiction of the federal courts, in the United States District Court for the District of Delaware (all such courts, collectively, the “Chosen Courts” and, individually, each a “Chosen Court”), for itself and with respect to its property; (ii) agrees that all claims in respect of such Proceeding shall be heard and determined only in any Chosen Court (and the appropriate respective appellate courts therefrom); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that, except in connection with any Proceeding brought against a party in another jurisdiction by an independent third person, it shall not bring any Proceeding directly or indirectly relating to this Agreement in any forum other than a Chosen Court, except for the purpose of enforcing any award or judgment; and (v) agrees that it shall not assert and waives any objection it may have based on inconvenient forum to the maintenance of any action or proceeding so brought. Each party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 21. Nothing in this Section 20(b), however, shall affect the right of any person to serve legal process in any other manner permitted by applicable law. The parties each irrevocably waive their right to trial by jury in any Proceeding arising out of this Agreement. (c) This Agreement, together with the schedules and exhibits hereto, which are hereby incorporated herein by reference, constitutes the entire agreement and understanding between the parties with regard to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements and representations between the parties with regard to the subject matter hereof. Any amendment, modification or alteration of this Agreement must be in writing and signed by the duly authorized representatives of the parties. No term or condition of this Agreement will be deemed waived, and no breach will be excused, unless such waiver or excuse is in writing and signed by the party against whom such waiver or excuse is claimed. Unless a different standard is indicated in the text, all references in this Agreement to obtaining the prior written consent of a party shall mean the prior written consent of that party in its sole discretion. This Agreement is not for the benefit of any third party and shall not be deemed to grant any right or remedy to any third party whether or not referred to herein. Nothing contained herein is intended to create an agency relationship or a partnership or joint venture between the parties. (d) For purposes of this Agreement, whenever the context requires: (i) the singular shall include the plural, and vice versa and (ii) “days” shall refer to calendar days, unless otherwise stated. Except where the context requires otherwise, the word “or” has the inclusive meaning represented by the phrase “and/or.” The words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12 (e) Each of the parties hereto has been represented by legal counsel and the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. (f) The headings set forth in this Agreement are for convenience only and do not control or affect the meaning or construction of the provisions of this Agreement. (g) This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by electronic mail (“e-mail”) in pdf, shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. (i) Affiliate Parent shall cause each Affiliate Subsidiary and LicenseCo Subsidiary to comply with the terms and conditions of this Agreement. 21. Notices: Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by e-mail, and shall be deemed to have been received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when delivered by e-mail, and shall be addressed as set below (or to such other address as any party hereto may request by written notice): If to Network: MediaCo Holding Inc. 48 West 25th Street, Floor 3 New York, NY 10010 Attention: Chief Financial Officer and Vice President of Legal Email: legal@mediacoholding.com with a copy (which shall not constitute notice) to: Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attention: Philip Richter; Colum J .Weiden If to Affiliate or Station:

13 Estrella Broadcasting, Inc 1 Estrella Way Burbank, CA 91504 Attention: Peter Markham Email: pmarkham@EstrellaMedia.com with a copy (which shall not constitute notice) to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attention: Brian Scrivani; Jeffrey Marell Email: bscrivani@paulweiss.com; jmarell@paulweiss.com [END OF PAGE] [SIGNATURE PAGE FOLLOWS]

[Signature Page – Network Affiliation Program Agreement – Radio] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above. ESTRELLA MEDIA, INC. By: Name: Brian Kei Title: Chief Financial Officer DocuSign Envelope ID: 91E2D55A-8EE0-4145-8FC1-4EC3A4336F26

AFFILIATE SUBSIDIARIES: ESTRELLA RADIO BROADCASTING OF CALIFORNIA LLC By: ______________________________ Name: Brian Kei Title: Chief Financial Officer ESTRELLA RADIO BROADCASTING OF HOUSTON LLC By: ______________________________ Name: Brian Kei Title: Chief Financial Officer ESTRELLA RADIO BROADCASTING OF DALLAS LLC By: ______________________________ Name: Brian Kei Title: Chief Financial Officer LICENSECO SUBSIDIARIES: ESTRELLA RADIO LICENSE OF CALIFORNIA LLC By: ______________________________ Name: Brian Kei Title: Chief Financial Officer ESTRELLA RADIO LICENSE OF HOUSTON LLC By: ______________________________ Name: Brian Kei Title: Chief Financial Officer

16 ESTRELLA RADIO LICENSE OF DALLAS LLC By: ______________________________ Name: Brian Kei Title: Chief Financial Officer

EXHIBIT A Affiliated Station(s) Call Sign Class of Station FCC Fac. ID No. Network Programming Format KNTE FM 2131 La Raza KEYH AM 2911 Sale pending KQQK FM 19087 El Norte KTJM FM 20489 La Raza KZZA FM 23017 La Ranchera KNOR FM 36289 La Raza KBOC FM 64694 Luna KBUA FM 10097 Que Buena KBUA-FM1 FM Booster 10098 Que Buena KRQB FM 25809 Que Buena KBUE FM 34386 Que Buena KVNR AM 37223 Vietnamese KEBN FM 50513 Que Buena

18 EXHIBIT B BROADCAST SCHEDULE FOR NETWORK PROGRAMMING The Network will provide a 24/7 schedule of programming to the Stations, subject to modification from time to time by Network. Upon request by Affiliate, Network will make available to each Station certain weekly times for Affiliate-provided locally originated, non- infomercial programming intended to assist such Station in serving the public interest as may be agreed to by the parties from time to time.

19 EXHIBIT C Network Marks Trademark App No Filing Date Reg No Reg Date Owner AQUI MANDA LA RAZA 764984 01 17-Mar- 2003 468621 8 17-Feb- 2015 Estrella Media, Inc. EL NORTE LA ESTACION DE LA RAZA 762965 75 06-Aug- 2001 468621 6 17-Feb- 2015 Estrella Media, Inc. LA RANCHERA 762969 71 06-Aug- 2001 273021 2 24-Jun- 2003 Estrella Media, Inc. LA RAZA 98.5 Y 103.3 FM 762965 84 06-Aug- 2001 468621 7 17-Feb- 2015 Estrella Media, Inc.

20 EXHIBIT D NETWORK PROGRAMMING FEES In consideration of the Network Programming provided hereunder, the Affiliate Subsidiaries shall, jointly and severally, pay to Network for each month of the Term a monthly fee equal to sixty-three percent (63%) of the revenue collected from the Stations’ Advertisements (defined below) during such calendar month (the “Network Programming Fee”), which fee shall be prorated if the first or last day of the Term, as the case may be, is not the first or last day of the calendar month. The Network Programming Fee will be remitted by the Affiliate Subsidiaries in arrears for each month within fifteen (15) days after the end of such calendar month of the Term (the “Due Date”) via wire transfer or ACH, per Network instructions which shall be provided (e.g., the Network Programming Fee for January Station collections shall be due February 15). In the event that the Affiliate Subsidiaries fail to make a payment by the Due Date, then such Affiliate Subsidiaries shall be liable to Network for interest charges on such delinquent amount(s) at the rate of one and a half percent (1.5%) per month or the maximum rate of interest permitted by law, whichever is less, commencing with the Due Date and ending upon payment of such delinquent amount and accrued interest. This obligation shall survive the expiration or termination of this Agreement. For purposes of the calculations above, “Advertisements” shall mean all forms of broadcast national, regional and local spot advertising (including political advertising), sponsorships, direct response advertising, paid programming (including infomercials), and all long-form advertising available for sale by the Stations and all forms of advertisements relating to distribution of a Station’s programming, excluding trade.